                                                                   Exhibit 4.1

                                 Execution Copy












                          REGISTRATION RIGHTS AGREEMENT


                                     between


                          U.S. FRANCHISE SYSTEMS, INC.


                                       and


                         ALPINE HOSPITALITY EQUITIES LLC






                     ---------------------------------------

                           Dated as of April 28, 1998
                     ---------------------------------------




                                TABLE OF CONTENTS

1.       Definitions.....................................................................................1

2.       Registration Rights.............................................................................3
         2.1      (a)      Incidental Registration.......................................................3
                  (b)      Demand Registrations..........................................................5
                  (c)      Expenses......................................................................6
                  (d)      Holdback Agreements...........................................................6
                  (e)      Seller Information............................................................6
                  (f)      Notice to Discontinue.........................................................6
                  (g)      Registration Procedures.......................................................7
         2.2      Underwritten Offerings................................................................10
         2.3      Reports Under the Exchange Act........................................................10

3.       Tag-Along Rights...............................................................................10

4.       Indemnification; Contribution..................................................................12
         4.1       Indemnification by the Company.......................................................12
         4.2      Indemnification by Purchaser..........................................................12
         4.3      Conduct of Indemnification Proceedings................................................13
         4.4      Contribution..........................................................................13

5.       Miscellaneous..................................................................................14
         5.1      Recapitalizations, Exchanges, etc.....................................................14
         5.2      No Inconsistent Agreements............................................................14
         5.3      Successors and Assigns; Third Party Beneficiaries.....................................14
         5.4      Specific Performance..................................................................14
         5.5      Survival of Representations and Warranties............................................15
         5.6      Entire Agreement......................................................................15
         5.7      Severability..........................................................................15
         5.8      Notices...............................................................................15
         5.9      Governing Law.........................................................................16
         5.10     Counterparts..........................................................................16



                  REGISTRATION RIGHTS AGREEMENT, dated as of April 28, 1998, among U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the "Company"), ALPINE HOSPITALITY EQUITIES LLC, a Delaware limited liability company (the "Purchaser"), Michael A. Leven ("Leven") and Neal K. Aronson ("Aronson").

                  Pursuant to a Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser (the "Purchase Agreement"), the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser, 350,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Class A Stock"), of the Company.

         The parties hereby agree as follows:

         1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with the Person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act and the Exchange Act.

                  "Common Stock" means shares of Class A Common Stock, par value $.01 each, of the Company and shares of Class B Common Stock, par value $.01 each, of the Company.

                  "Effective Period" means a period commencing on the date of this Agreement and ending on the earliest of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the third anniversary of the date of the Closing Date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

                  "Indemnified Party" has the meaning set forth in Section 4.3.

                  "NationsBank Loan" means that certain loan in the principal amount of $10,000,000 to be made concurrent herewith by NationsBank, N.A., as lender, to the Company, as borrower.

                  "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Principal Stockholder" means each of Leven and Aronson.

                  "Registrable Securities" means each of the following: (a) any and all Shares owned by the Purchaser and (b) any shares of Common Stock issued or issuable to the Purchaser with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof. Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  "Registration Expenses" means all expenses arising from or incident to the Company's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing and listing fees; all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of Registrable Securities); all printing, messenger and delivery expenses; the fees and disbursements of counsel for the Company and its independent public accountants; the fees, disbursements and expenses of one firm of counsel (other than in-house counsel) retained by the holders of Registrable Securities being registered; the expenses of any special audits required by or incident to such performance and compliance; and any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of this Agreement.

                  "Registration Statement" means a registration statement filed pursuant to the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.





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                                                                               3




         2.       Registration Rights.

                  2.1      (a)      Incidental Registration.

                                    (i)     If the Company, at any time or from
         time to time, proposes to register any of its shares of Common Stock under the Securities Act (other than (i) a registration of an employee stock ownership, stock option, stock purchase or other employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form), or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form), including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) then the Company will at each such time give written notice (given at least 30 days prior to the proposed filing date) describing the proposed registration and distribution to the Purchaser of the Company's intention to do so and, upon the written request of the Purchaser, made within 30 days after the receipt of any such notice (which request shall specify the amount of Registrable Securities proposed to be sold by the Purchaser and the intended method of disposition thereof), the Company will, as provided in this Section 2, use its reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register by the Purchaser, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered (each, an "Incidental Registration"); provided, however, that if, at any time after giving written notice of its intention to register any of its shares of Common Stock and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register such shares of Common Stock, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon, shall be relieved from its obligation to register any Registrable Securities in connection with such Incidental Registration. In connection with any Incidental Registration under this Section 2.1 involving an underwriter, or a distribution with the assistance of a selling agent, the right of the Purchaser to participate in such Incidental Registration shall be conditioned upon the Purchaser's participation in such underwriting or distribution.

                                    (ii)    Priority on Primary Registrations.
         If an Incidental Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
         (ii) second, the Registrable Securities requested to be included in such registration along with securities requested to be included in such registration by other holders exercising similar piggyback rights, pro rata among the holders of such Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration.

                                    (iii)   Priority on Secondary Registrations.
         If an Incidental Registration is an underwritten secondary registration on behalf of holders of the Company's securities exercising demand registration rights, and the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders exercising demand registration rights, (ii) second, the Registrable Securities requested to be included in such registration along with securities requested to be included in such registration by other holders exercising similar piggyback rights, pro rata among the holders of such Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration.

                                    (iv)    Waiver of Incidental Rights.
         Purchaser acknowledges that in connection with the acquisition by the Company of the Best Inns brand of hotels from America's Best Inns, Inc., the Company intends to enter into the NationsBank Loan and that Leven, Andrea Leven and Aronson intend to pledge as collateral under the NationsBank Loan (the "Pledge") an aggregate of at least $14,300,000 worth of their shares (the "Collateral Shares") pursuant to separate Stock Pledge Agreements to be entered into with NationsBank (the "Pledge Agreements"). In addition, Purchaser acknowledges that NationsBank and the Company intend, concurrently with the Loan, to enter into a Registration Rights Agreement (the "NationsBank Agreement") with respect to such Collateral Shares, the provisions of which are only to have effect at such time, if at all, when the Collateral Shares are foreclosed upon in accordance with the terms of the Pledge Agreements. Notwithstanding the above, Purchaser hereby waives any right it may have to notice of the Company's filing of a Registration Statement pursuant to the terms and provisions of the NationsBank Agreement, and waives any registration rights it has or may have under this Agreement and any other agreement with the Company or otherwise to include in such Registration Statement(s) any shares of Common Stock beneficially owned by Purchaser, without regard as to whether any other holder of capital stock (or stock equivalents) of the Company exercises any registration rights in respect of, or participates in, an offering of securities of the Company related to such Registration Statement.

                           (b)      Demand Registrations.

                                    (i)     The Purchaser may request
         registration under the Securities Act of all or any portion of its Registrable Securities in accordance with the provisions of this
         Section 2(b). All registrations requested pursuant to this Section 2(b) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                                    (ii) The Purchaser shall be entitled to
         request no more than one Demand Registration in accordance with this
         Section 2(b). A registration shall not count as the permitted Demand Registration until it has become effective.

                                    (iii)   If the Demand Registration is an
         underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities included in such registration, the Company shall include in such registration prior to the inclusion of any securities that are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.

                                    (iv) The Company shall not be obligated to
         effect any Demand Registration within 60 days after the effective date of a previous offering of Common Stock registered under the Securities Act. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that (a) the Company may exercise its right to delay the Demand Registration only once in any twelve-month period and (b) if the Demand Registration is delayed hereunder, the Purchaser shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and the Company shall pay all Registration Expenses in connection with such terminated registration.

         Notwithstanding anything to the contrary in this Section 2(b)(iv), (x) the Company may not prevent, delay or postpone any Demand Registration and (y) the Purchaser shall not be subject to any lockup or similar agreements following the Demand Registration, in either case for more than 180 days during any 360-day period.

                                    (v)     The Company shall have the right to
         select the investment banker(s) and manager(s) to administer the offering, subject to the consent of Purchaser, such consent not to be unreasonably withheld.

                           (c)      Expenses.  The Company shall pay all
Registration Expenses in connection with any registration pursuant to this
Section 2, whether or not such registration becomes effective; provided, that all underwriting discount and selling commissions applicable to the Registrable Securities shall be borne by the holders selling such Registrable Securities, in proportion to the number of Registrable Securities sold by each such holder; provided further that, if the Purchaser has requested to include Registrable Securities that may, in the reasonable opinion of counsel to the Company delivered to such Purchaser, be distributed to the public without limitation as to volume pursuant to Rule 144 (or any successor provision of the Securities
Act) the Purchaser shall pay its pro rata portion of all Registration Expenses incurred in connection with such offering.

                           (d)      Holdback Agreements.  The Purchaser agrees
not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act (i) during the 90 day period beginning on the effective date of such Registration Statement (except as part of such registration), in the case of a non-underwritten public offering, or (ii) during the reasonable period, if any, requested by the underwriters, in the case of an underwritten public offering, provided, in each case, that all directors of the Company, Principal Stockholders and other 5% or greater beneficial owners of shares of the Common Stock of the Company seeking to include shares of Common Stock in such Registration Statement are similarly restricted.

                           (e)      Seller Information.  The Company may require
each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.

                           (f)      Notice to Discontinue.  The Purchaser agrees
that, upon receipt of any notice from the Company of the happening of any event that causes the Registration Statement to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, Purchaser shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Purchaser's receipt of the copies of a supplemented or amended prospectus and, if so directed by the Company, Purchaser shall deliver to the Company all copies, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                           (g)      Registration Procedures.  Whenever the
Purchaser has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

                                    (i)     prepare and file with
         the Commission within 90 days after the request or demand therefor a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one firm of counsel selected by the Purchaser, and contemplated by the definition of "Registration Expenses" contained herein, copies of all such documents proposed to be filed);

                                    (ii)    notify the Purchaser of
         the effectiveness of each Registration Statement filed hereunder and prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided, that, in determining the 180- day period of this Section 2.1(g)(ii), such 180-day period shall be extended for one day for every day which a stop order is in effect or has been initiated or every day on which any fact contemplated by Section 2.1(g)(v) exists.

                                    (iii) furnish to the Purchaser
         such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Purchaser;

                                    (iv)    use its reasonable best
         efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities owned by Purchaser (provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);

                                    (v)     notify the Purchaser at
         any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                                    (vi) cause all such Registrable
         Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                                    (vii) provide a transfer agent
         and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                                             (viii) enter into such
         customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                                            (1)      make such representations
                  and warranties to the Purchaser and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in firm commitment underwritten offerings;

                                            (2)      obtain opinions of counsel
                  to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Purchaser) addressed to Purchaser and the underwriters covering the matters customarily covered in opinions requested in firm commitment underwritten offerings and such other matters as may be reasonably requested by the Purchaser and the managing underwriter, if any;

                                            (3)      obtain "cold comfort"
                  letters and updates thereof from the Company's independent certified public accountants addressed to the Purchaser and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with firm commitment underwritten offerings on such date or dates as may be reasonably requested by Purchaser and the managing underwriter, if any;

                                            (4)      if requested, provide
                  indemnification in accordance with the provisions and procedures of Section 4 hereof to all parties to be indemnified pursuant to said Section; and

                                            (5)      deliver such documents and
                  certificates as may be reasonably requested by the Purchaser and the managing underwriters, if any, to evidence compliance with clause (v) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company (the matters set forth in this Section 2(g)(viii) to be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder);

                           (ix)    make available for inspection by
         Purchaser and any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Purchaser, underwriter, each attorney, accountant or other agent in connection with such Registration Statement;

                           (x)     cause its employees to participate
         in "road shows" and other presentations as reasonably requested by the underwriters in connection with any registered offering; and

                           (xi) otherwise use its reasonable best
         efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  2.2 Underwritten Offerings. If the registration of Registrable Shares is to be accomplished through an underwritten offering, the Purchaser shall be party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchaser. The underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise reasonably satisfactory to such holders. The Purchaser shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Purchaser, such Purchaser's Registrable Shares and such Purchaser's intended method of distribution or any other representations required by applicable law.

                  2.3 Reports Under the Exchange Act. The Company agrees to:

                           (a)      file with the Commission in a timely manner
all reports and other documents required of the Company under the Exchange Act, and

                           (b)      furnish to the Purchaser, during the
Effective Period, forthwith upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

         3. Tag-Along Rights. (a) In the event that any Principal Stockholder proposes to transfer, in a single transaction or series of related transactions, shares of Common Stock representing 25% or more of the shares of Common Stock held by such Principal Stockholder on the date hereof, which transfer either (i) occurs prior to the date on which all Registrable Securities are freely transferable pursuant to Rule 144(k) under the Securities Act, or (ii) involves a change in control of the Company (defined as the acquisition of Common Stock representing more than 33% of the total combined voting power of the Common Stock taken as a whole, by any person or group of persons acting in concert), the transferring Principal Stockholder shall give written notice of such proposed transfer to Purchaser specifying the terms and conditions of such transfer and the identity of the proposed transferee (a "Sale Notice"). Purchaser shall have the right to participate in the proposed transfer by delivering to the transferring Principal Stockholder a written notice of such election within five business days following delivery of the Sale Notice. If Purchaser elects to participate in such transfer, the transferring Principal Stockholder and Purchaser will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock then held by the transferring Principal Stockholder or Purchaser, as the case may be, by the aggregate number of shares of Common Stock then held by the transferring Principal Stockholder and all participating holders (including the Purchaser) exercising contractual tag-along rights, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. The transferring Principal Stockholder shall not effect such proposed transfer unless the proposed transferee consents to the participation of the Purchaser pursuant to this
Section 3. In the event that Purchaser does not elect to participate in a proposed transfer, the transferring Principal Stockholder shall have a period of time ending 90 days after the date of delivery of the Sale Notice (or, if later, five days following the expiration or early termination of all waiting periods applicable to such transfer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) within which to effect the transfer on the terms set forth in the Sale Notice. If such transfer is not completed within such period or in the event of a material change in the terms set forth in the Sale Notice, the transferring Principal Stockholder shall be required to once again comply with the provisions of this Section 3 prior to effecting any transfer of such shares. This Section 3 shall not apply to transfers between the Principal Stockholder or by a Principal Stockholder to members of such Principal Stockholder's immediate family or a trust for the benefit of members of such Principal Stockholder's immediate family so long as such transferee agrees to be bound by the provisions of this Section 3 in connection with any subsequent transfer of such shares. For purposes of this Section 3, "Common Stock" shall include the Company's Class A Common Stock and Class B Common Stock.

                           (b)      Notwithstanding the provisions of Section
3(a) above, the Purchaser acknowledges that (i) notice is not required with respect to the Pledge of the Collateral Shares by the Principal Stockholders and Andrea Leven as collateral under the NationsBank Loan and pursuant to the respective Pledge Agreements and (ii) there shall not exist any "tag-along" rights as contemplated by Section 3(a) with respect to the transfer of the Collateral Shares pursuant to (y) the Pledge and/or (z) the foreclosure and/or sale of the Collateral Shares by NationsBank upon the occurrence of an Event of Default (as defined in the Pledge Agreement).

         4.       Indemnification; Contribution.

                  4.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to the terms of Section 2, the Company will indemnify and hold harmless, to the fullest extent permitted by law, Purchaser and its respective directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) Purchaser or any such directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents (each of the foregoing, a "Purchaser indemnified party") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, to which such Purchaser indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions or proceedings in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact or (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in such Registration Statement, or amendment or supplement thereto, in reliance upon and in conformity with written information concerning Purchaser and furnished to the Company for use in the preparation thereof.

                  4.2 Indemnification by Purchaser. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to Section 2, that the Company shall have received an undertaking from Purchaser to indemnify and hold harmless the Company, its directors, officers, legal counsel, accountants and financial advisors and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) the Company or any such directors, officers, legal counsel, accountants and financial advisors (each of the foregoing, a "Company Indemnified Party") against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact or (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning Purchaser and furnished to the Company.

                  4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Purchaser Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") of notice of the commencement of any action, suit, proceeding or investigation or threatened thereof in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement, such Indemnified Party will give written notice thereof to the Indemnifying Party; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. If notice of commencement of any such action is brought against an Indemnified Party, the Indemnifying Party may, at its expense, participate in and assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel in writing that either
(x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In no event shall the Indemnifying Party be responsible for the fees of more than one counsel (in addition to local counsel) for all Indemnified Parties. No Indemnifying Party or Indemnified Party shall consent to entry of any judgment or enter into any settlement without the written consent of the other, which consent shall not be unreasonably withheld.

                  4.4 Contribution. If the indemnification provided for in this
Section 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

         5.       Miscellaneous.

                  5.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to (i) the Shares and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                  5.2 No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the registration rights granted in this Agreement.

                  5.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Except as specifically provided herein, this Agreement is not assignable by any of the parties. The rights granted to Purchaser hereunder are transferable to any other subsequent holder of the Shares, provided that the Shares received by such subsequent holder have not been distributed pursuant to a Registration Statement or sold in a broker transaction pursuant to the terms of Rule 144.

                  5.4 Specific Performance. Each of the parties hereto acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  5.5 Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and any investigation at any time by the Purchaser, the Company, or on behalf of either thereof.

                  5.6 Entire Agreement. This Agreement, together with the Securities Purchase Agreement, contains the entire understandings of the parties with respect to the subject matter of such agreements. This Agreement may not be amended except by a writing signed by all of the parties.

                  5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

                  5.8 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by registered or certified or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

                  If to the Company, Leven or Aronson:

                           U.S. Franchise Systems, Inc.
                           13 Corporate Square, Suite 250
                           Atlanta, Georgia  30329
                           Attention:  Stephen D. Aronson, Esq.
                           Telecopier:  (404) 235-7448

                  With copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:       Judith R. Thoyer, Esq.
                           Telecopier:      (212) 757-3990

                  If to the Purchaser:

                           Alpine Equity Partners L.P.
                           1285 Avenue of the Americas
                           21st Floor
                           New York, New York  10019-6064
                           Attention:  Lorraine E. Jackson, Esq.
                           Telecopier:  (212) 641-5125

                  with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Robert B. Schumer, Esq.
                           Telecopier:  (212) 757-3990

                  5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws provisions, except to the extent the General Corporation Law of the State of Delaware applies.

                  5.10 Counterparts. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       ALPINE HOSPITALITY EQUITIES LLC

                                       By Alpine Hospitality Holdings LLC
                                       its Managing Member

                                       By Alpine Equity Partners L.P.,
                                       its Managing Member

                                       By Alpine Equity Partners L.L.C.
                                       its General Partner



                                       By: /s/ Richard D. Goldstein
                                           -------------------------------
                                          Name:  Richard D. Goldstein
                                          Title:    Executive Vice President


                                       U.S. FRANCHISE SYSTEMS, INC.



                                       By: /s/ Neal K. Aronson
                                           -------------------------------
                                           Name:  Neal K. Aronson
                                           Title:    Executive Vice President




                                       /s/ Neal K. Aronson
                                      -------------------------------
                                       Neal K. Aronson



                                       /s/ Michael A. Leven
                                      -------------------------------
                                       Michael A. Leven